Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-275902 and 333-268005) of SatixFy Communications Ltd ("the Company") of our report dated March 28, 2024, relating to the consolidated financial statements of the Company which appears in this Annual Report on Form 20-F.

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
March 29, 2024